                                                               Exhibit 10.4(a)

                             TRANS-LUX CORPORATION

                  1989 Non-Employee Director Stock Option Plan
                  (As Amended at the Board of Directors Meeting held December 9, 1999.)


        1. Purpose: The purpose of this Plan is to enable the Corporation to attract and keep non-employee persons of requisite business experience to serve on the Board of Directors of the Corporation by offering them an opportunity to participate in the growth and development of the Corporation through stock ownership, and to thereby provide additional incentive for them to promote the success of the business.

        2. Stock Subject to the Plan: The shares of stock to be offered pursuant to this Plan shall be shares of the Corporation's authorized common capital stock, and may be unissued shares or reacquired shares. The aggregate number of shares which may be delivered upon exercise of all options granted under the Plan shall not be more than 30,000 shares, subject to adjustment as provided in the Plan. Shares subject to but not delivered under any option terminating or expiring for any reason prior to the exercise thereof by the optionee in full shall be deemed available for options thereafter granted during the continuance of the Plan.

        3.  Administration of the Plan:  The Compensation Committee of the
Board of Directors (hereinafter called "Committee"), subject to the provisions of the Plan, shall have plenary authority in its sole discretion to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it.

        4. Non-Employee Directors to Whom Options May be Granted: Subject to the terms and conditions set forth herein, the Corporation:

                (a) hereby grants to each Non-Employee Director who is a member of the Board on the Effective Date of this Plan, options to purchase shares based on the following schedule of Years of Service (as of the Effective Date) which each such person has served as a member of the Board.

                Years of Service        No. of Options (Cumulative)
                ----------------        --------------
                Less than 5                   500
                 5 or more                  1,000
                10 or more                  1,500
                20 or more                  2,500


                (b) shall grant to each Non-Employee Director who receives an option hereunder an option to purchase additional shares based on the following schedule of Years of Service which each such person has served as a member of the Board after the Effective Date.

                Years of Service        No. of Options (Non-Cumulative)
                ----------------        --------------
                 5th full year                500
                10th full year                500
                20th full year              1,000

                (c) shall grant to each Non-Employee Director who is hereafter elected to the Board an option to purchase 500 shares on the date of election to the Board. Such persons shall also be entitled to the grant of options in accordance with (b) above.

        For purposes hereof, Year of Service shall mean a calendar year or aggregate portions thereof during which a Director is a Non-Employee Director. A Non-Employee Director shall mean a person who is or becomes a Director of the Corporation and is not an employee of the Corporation.

                (d) shall grant to each Non-Employee Director additional options to purchase additional shares in an amount equal to (i) the number of options granted under Section 4(a) (x) which have previously expired, on the effective date of this amendment to the Plan, or (y) which hereafter expire, on the date of expiration of such option, and (ii) which were heretofore exercised or hereafter are exercised, on the later to occur of (x) four (4) years from the date of grant, (y) the date of exercise of such exercised option or (z) the effective date of this amendment to the Plan.

        5. Option Price: The purchase price of the shares of common stock which shall be covered by each option shall be 100% of the fair market value of such shares as of the date of the granting of the option. Such fair market value shall be deemed to be the mean of the high and low prices of the common stock of this Corporation as quoted on a national securities exchange(s) on the day on which the option shall be granted and such option by its terms shall not be exercisable after the expiration of six (6) years from the date such option is granted.

        6. Duration of Options: The duration of each option shall be not more than six (6) years from the date of the granting thereof, but may be for a lesser term as shall be fixed by the Board of Directors, but shall be subject to earlier termination as hereinafter provided.

        7. Exercise of Options: An option when and after it becomes exercisable may be exercised at any time, or from time to time during its term as to any part of or all of the shares which shall be optioned, provided, however, that:

                (a) an option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under the option if the same be less than 100 shares);

                (b) the purchase price of the shares as to which an option shall be exercised shall be paid in full in cash and/or by delivery of common stock of the Corporation valued at the fair market value of such common stock as determined in paragraph 5 on the date of exercise;

                (c) each option shall be subject to the following additional conditions precedent and restrictions thereon with respect to its exercise:

                        (i) Each Non-Employee Director to whom an option is granted under the Plan must remain as a Director of the Corporation for one year from the date the option is granted or such shorter period as permitted by the Committee before he shall have the right to exercise any part thereof. Thereafter all or any part of the shares covered by each option may be purchased at any time or from time to time during the option period, provided, however, that no option may be exercised unless the optionee is at the time of such exercise a Director of the Corporation.

                        (ii) No option shall be transferable by an optionee otherwise than by Will or by the laws of descent and distribution and is exercisable during optionee's lifetime only by the optionee.

                        (iii) Each optionee shall agree that optionee will purchase the optioned shares for investment and not with any present intention to resell the shares.

                        (iv) No shares acquired on exercise of options may in any event be sold or otherwise disposed of for value within six (6) months of the date of grant of the options whether or not the shares are registered under the Securities Act of l933 except on a sale to the Corporation in accordance with Rule l6b-3(d) and (e).

        8.  Limitations on Participation:

                (a) If an optionee shall cease to be a Director of the Corporation for any reason (other than death or disability), he may, but only within the 90 days next succeeding such cessation of directorship, exercise his option to the extent that he was entitled to exercise it at the date of such cessation, unless he was removed for cause by the stockholders. If an optionee shall be removed for cause, his option shall terminate on the date of such removal and he shall forfeit any and all rights which may have accrued prior thereto. All options to the extent not exercisable on the date of cessation of directorship shall be forfeited.

                (b) In the event of death of an optionee while a Director of the Corporation, the option theretofore granted to him shall be exercisable only within nine months next following the date of his death by the person or persons to whom the optionee's rights under the option shall pass by the optionee's Will or the laws of descent and distribution, or within six months after the date of the appointment of an administrator or executor of the estate of such optionee, whichever date shall sooner occur, and then only if and to the extent that he was entitled to exercise it at the date of his death, provided, however, that he shall be deemed to be so entitled even if such death shall have taken place prior to the expiration of one year from the date of the granting of the option, anything in this Plan to the contrary notwithstanding.

                (c) In the event that an optionee becomes permanently and totally disabled and resigns as a Director, the optionee may, but only within one year next succeeding the day of the commencement of such disability, exercise his option to the extent that he was entitled to exercise his option, but in no event after the expiration of the option. For this purpose, an optionee shall be considered permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. An optionee shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require. The Committee's determination of whether the optionee is permanently and totally disabled shall be final and absolute, and shall not be subject to question by the optionee, a representative of the optionee, or the Corporation.

        9. Adjustments Upon Changes in Capitalization: In the event of changes in the outstanding common stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, or liquidations, the number and class of shares available under the Plan and the aggregate and the maximum number of shares as to which options may be granted to any Non-Employee Director shall be correspondingly adjusted by the Committee. No adjustment shall be made in the minimum number of shares which may be purchased at any time.

        10. Effectiveness of the Plan: The Plan shall become effective on such date as the Board of Directors shall determine, but only after:

                (a) if not previously listed, the shares of the common stock reserved for the Plan shall have been duly listed, upon official notice of issuance, upon the national exchange whereon they are traded and registered under the Securities Exchange Act of 1934, as amended; and

                (b) the Board of Directors shall have been advised by counsel that all applicable legal requirements have been complied with.

Notwithstanding the foregoing, if all conditions are satisfied or inapplicable, the Effective Date for purposes of paragraph 4 shall be the date of adoption by the Board of Directors.

        11. Time of Granting Options: Whenever a director is eligible under paragraph 4 for the receipt of an option, the Corporation shall forthwith send notice thereof to the designee. The date of eligibility shall be the date of granting the option to such participant for all purposes of this Plan. The notice shall be in the form of a Grant approved by the Board of Directors of this Corporation.

        12. Termination and Amendment of the Plan: The Plan shall terminate on December 31, 2009, and an option shall not be granted under the Plan after that date. The Board of Directors may at any time, or from time to time, modify or amend the Plan including the form of option agreement, in such respects as it shall deem advisable in order that options shall conform to any change in the law, or in any other respects.


                                            By Order of the Board of Directors

                                                  TRANS-LUX CORPORATION

                                                        Exhibit 10.5


                         NINTH AMENDMENT AGREEMENT
                         -------------------------

        AGREEMENT, made as of December 31, 1999, among TRANS-LUX CORPORATION, a Delaware corporation, TRANS-LUX DISPLAY CORPORATION, a Delaware corporation, TRANS-LUX MONTEZUMA CORPORATION, a New Mexico corporation, INTEGRATED SYSTEMS ENGINEERING, INC., a Utah corporation, and FIRST UNION NATIONAL BANK, a national banking association.

                               Background
                               ----------

        A. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Credit Agreement dated as of August 28, 1995, among Trans-Lux Corporation, Trans-Lux Consulting Corporation, Trans-Lux Sign Corporation, Trans-Lux Montezuma Corporation, Integrated Systems Engineering, Inc., and First Fidelity Bank of Connecticut (predecessor in interest to First Union National Bank) (as amended, modified or supplemented from time to time, the "Credit Agreement").

        B.    The Borrowers have requested that the Lender, among other things,
(i) extend from June 30, 2001 to June 30, 2002, the Loan C Commitment Termination Date and revise the amortization schedule with respect to Loan C,
(ii) provide for a sub-limit of $2,500,000 under Loan C to allow for the issuance of letters of credit, (iii) extend from August 27, 2004 to August 27, 2005 the Term Loan Maturity Date, and revise the amortization schedule with respect to Loan A, and (iv) modify certain of the financial covenants contained in the Credit Agreement.

        C. The Lender has agreed to the requests of the Borrowers subject to the terms and conditions of this Agreement.

                               Agreement
                               ---------

        In consideration of the foregoing Background, which is incorporated by reference, the parties, intending to be legally bound, agree as follows:

        1. Modifications to Credit Agreement. All of the terms and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect except as follows:

            (a)    The following is added as Section 1.15 of the Credit
                   Agreement:

                   1.15    Letters of Credit.
                            -----------------

                           (a) Issuance. Upon and subject to the terms and conditions hereof, Lender agrees to incur, upon the request of TLX and for TLX's account, Letter of Credit Obligations by issuing Letters of Credit for TLX's account; provided, that the aggregate amount of all Letter of Credit Obligations at any one time outstanding (whether or not then due and payable) shall not exceed $2,500,000 (the "L/C Sublimit"). The expiration date of (x) any Documentary Credit shall not be later than 180 days after the date of issuance thereof and (y) any Standby Letter of Credit shall not be later than 12 months after the date of issuance thereof and, in any event, Lender shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date that is later than the Loan C Commitment Termination Date.

                           (b) Advances Automatic. If Lender shall make any payment on or pursuant to any Letter of Credit Obligation, TLX shall pay such amount to Lender no later than one day after Lender's payment, provided, however, that in the event a Default or Event of Default exists at the time of Lender's payment, such payment shall then be deemed automatically to constitute a borrowing under Loan C under Section 1.01 of the Credit Agreement, notwithstanding TLX's failure to satisfy the conditions precedent set forth in Section 2.

                           (c)   Cash Collateral.
                                 ---------------

                                 (i)  If TLX is required to provide cash
            collateral for any Letter of Credit Obligation pursuant to Article 8 of the Credit Agreement prior to the Loan C Commitment Termination Date, TLX will pay to Lender cash or cash equivalents acceptable to Lender ("Cash Equivalents") in an amount equal to 105% of the L/C Sublimit then available to be drawn under all Letters of Credit outstanding for the benefit of TLX. Such funds or Cash Equivalents shall be held by Lender in a cash collateral account (the "Cash Collateral Account") maintained at Lender and which shall be in the name of TLX, and shall be pledged and subject to the control of Lender in a manner satisfactory to Lender. TLX agrees to execute and deliver to Lender such documentation with respect to the Cash Collateral Account as Lender may request, and TLX hereby pledges and grants to Lender a security interest in all such funds and Cash Equivalents and all interest and dividends thereon and the proceeds thereof held in the Cash Collateral Account from time to time, as security for the payment of all amounts due in respect of the Letter of Credit Obligations, whether or not then due. The Credit Agreement shall constitute a security agreement under applicable law.

                                 (ii) If any Reimbursement Obligation, whether or not then due and payable shall for any reason be outstanding on the Loan C Commitment Termination Date, TLX shall either (A) provide cash collateral in the manner described above, (B) cause all such Letters of Credit to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty or back-up of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Reimbursement Obligations relate and shall be issued by a Person, and be subject to such terms and conditions as are satisfactory to Lender in its sole discretion.

                                 (iii)  From time to time after cash is
            deposited in the Cash Collateral Account, whether before or after the Loan C Commitment Termination Date, Lender may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any Reimbursement Obligation amounts, in such order as Lender may elect, as shall be or shall become due and payable by TLX to Lender with respect to such Reimbursement Obligations and, once all Reimbursement Obligations have been satisfied, to any other outstanding Obligations as and when such become due and payable.

                                 (iv)  Neither TLX nor any Person claiming on
            behalf of or through TLX shall have any right to withdraw any cash held in the Cash Collateral Account, except that, upon the termination of all Reimbursement Obligations and the payment of all amounts payable by TLX to Lender in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to TLX or as otherwise required by law.

                                 (v)  Lender agrees to deposit any funds or
            Cash Equivalents deposited in the Cash Collateral Account in an interest-bearing account within five Business Days of receipt from TLX, and interest and earnings thereon, if any, shall be the property of TLX, and TLX hereby pledges and grants to Lender a security interest in all such funds and Cash Equivalents and all interest and dividends thereon and the proceeds thereof, in such account(s) from time to time, as security for the payment of all amounts due in respect of the Letter of Credit Obligations, whether or not then due. This Agreement shall constitute a security agreement under applicable law.

                           (d) Fees and Expenses. TLX agrees to pay to Lender, as compensation to Lender for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Lender on account of such Letter of Credit Obligations, and (ii) the Applicable Letter of Credit Fee. TLX shall pay such costs, expenses and fees to Lender upon the issuance of each Letter of Credit. In addition TLX shall pay to Lender, on demand, such fees (including per annum fees), charges and expenses of Lender in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letters of Credit or otherwise payable pursuant to the application and related documentation under which each Letter of Credit is issued.

                           (e) Requests for Issuance of Letters of Credit. TLX shall give Lender at least two (2) Business Days prior written notice requesting the issuance of any Letter of Credit, specifying the date such Letter of Credit is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to Lender). Notwithstanding anything contained herein to the contrary, the Letter of Credit application by TLX and approvals by Lender may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established between TLX and Lender.

                           (f)   Obligations Absolute.  TLX's
            Obligations to Lender with respect to any Letter of Credit or Reimbursement Obligations shall be evidenced by Lender's records and, in the absence of manifest error, shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities. Such obligations of TLX shall be strictly in accordance with the terms hereof under all circumstances including the following:

                                 (i)  any lack of validity or enforceability
            of any Letter of Credit, the Credit Agreement, the other Loan Documents or any other agreement;

                                 (ii)  the existence of any claim, set-off,
            defense or other right which TLX or any of its Affiliates may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Lender, or any other Person, whether in connection with the Credit Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between TLX or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                                 (iii)  any draft, demand, certificate or any
            other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                 (iv)  payment by Lender (except as otherwise
            expressly provided in paragraph (g)(ii)(C) below or for Lender's gross negligence or willful misconduct) under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

                                 (v)  any other circumstance or happening
            whatsoever, which is similar to any of the foregoing; or

                                 (vi)  the fact that a Default or an Event of
            Default shall have occurred and be continuing.

                           (g)   Indemnification; Nature of Lender's Duties.

                                 (i)  In addition to amounts payable as
            elsewhere provided in the Credit Agreement, TLX hereby agrees to pay and to protect, indemnify, and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Lender to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Lender (as finally determined by a court of competent jurisdiction).

                                 (ii)  As between Lender and TLX, TLX assumes
            all risks of acts, omissions or misuse of each Letter of Credit by the beneficiary or issuer thereof and, in connection therewith, Lender shall not be responsible (A) for the validity, sufficiency, genuineness or legal effect of any document submitted in connection with any drawing under any Letter of Credit even if it should in fact prove in any respect to be invalid, insufficient, inaccurate, untrue, fraudulent or forged, (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or any rights or benefits thereunder or any proceeds thereof, in whole or in part, even if it should prove to be invalid or ineffective for any reason, (C) for the failure of any issuer or beneficiary of any Letter of Credit to comply fully with the terms thereof, including the conditions required in order to effect or pay a drawing thereunder, (D) for any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy, telex or otherwise, (E) for any loss or delay in transmission or otherwise of any document or draft required in order to make a drawing under any Letter of Credit, or (F) for any consequences arising from causes beyond the control of Lender.

                           (h)   Increased Costs.

                                 (i)  If any law, treaty, order, directive,
            rule or regulation adopted, issued or becoming effective after the Closing Date or any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof (in any case, whether or not having the force of law) or compliance by Lender with respect thereto from that in effect as of the Closing Date shall either (A) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by Lender or (B) impose on Lender any other condition regarding Letters of Credit or participation therein, and the result of any event referred to in the preceding clause (A) or (B) shall be to increase the cost to Lender of issuing or maintaining Letters of Credit then, upon demand by Lender, TLX shall promptly pay to Lender, additional amounts which shall be sufficient to compensate Lender for such increased cost. A certificate as to such increased cost, and amount and computation thereof in reasonable detail, incurred by Lender as a result of any event mentioned in clause (A) or (B) above, shall be submitted by Lender to TLX and shall be conclusive and binding for all purposes, absent manifest error.

                                 (ii)  If any law, treaty, order, directive,
            rule or regulation shall be adopted, issued or become effective after December 31, 1999, or if there is any change in any law, treaty, order, directive, rule or regulation from that in effect on December 31, 1999 or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof (in any case, whether or not having the force of law) and including in any event, all risk-based capital guidelines heretofore adopted by the Comptroller of the Currency, the Federal Reserve Board or any other banking regulatory agency, domestic or foreign, to the extent that any provision contained therein does not have to be complied with as of the date hereof, and the same shall, or if the compliance by Lender with any guidelines or request from any central bank or other governmental authority, shall affect or would affect the amount of capital required or expected to be maintained by Lender or any affiliate of Lender, and Lender determines that the amount of such capital is increased by or based upon the existence of Letters of Credit or participation therein (or similar contingent obligations), then, upon demand by Lender, as the case may be, TLX shall pay to Lender from time to time such additional amounts as may be specified by Lender as sufficient to compensate it in light of such circumstances, to the extent that Lender determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit.
            A certificate as to such amounts and computation thereof in reasonable detail shall be submitted to TLX by Lender, and shall be conclusive and binding for all purposes, absent manifest error.

            (b) The number "2.01" is added before the heading "Conditions to the Funding of the Loans" contained in Section 2 of the Credit Agreement.

            (c) The phrase "or issue Letters of Credit" is added after the word "Loans" in the fourth line of the first paragraph of Section 2.01 of the Credit Agreement.

            (d)    The following is added as Section 2.02 of the Credit
Agreement:

                   2.02    Conditions to Issuance of Letters of Credit.
                           -------------------------------------------

                   The following shall be conditions precedent to the issuance of each Letter of Credit on the date of each such incurrence:

                           (a)   TLX's representations and warranties
            contained herein or in any of the Loan Documents shall be true and correct in all material respects as of the date on which each such issuance of a Letter of Credit is made, as though incurred on such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein permitted or contemplated by the Credit Agreement.

                           (b) No event shall have occurred and be continuing, or would result from the issuance of a Letter of Credit which constitutes a Default.

                           (c) After giving effect to such Letter of Credit Obligation, the aggregate of such advances shall not exceed the L/C Sublimit.

            (e) Section 6.03 of the Credit Agreement is deleted and the following is substituted therefor:

                           6.03 Indebtedness. Borrowers shall not (and shall not permit any of their Subsidiaries to) create, incur, assume or permit to exist any Indebtedness, except (i) the Obligations, (ii) deferred Taxes, (iii) Capital Lease Obligations permitted under clause (iv) of Section 6.07 and Indebtedness secured by purchase money Liens permitted under clause (v) of Section 6.07 in a maximum aggregate amount outstanding not to exceed $250,000, (iv) Indebtedness in connection with Permitted Acquisitions, (v) Subordinated Indebtedness, including the Debentures, owed by any Borrower as of December 31, 1999, (vi) Indebtedness owed other than to the Lender, the sole purpose of which shall be to finance the purchase, construction or lease of movie theaters and multimedia productions upon reasonable notice to Lender, (vii) other Indebtedness set forth on Schedule 6.3, (viii) Guaranteed Indebtedness permitted under Section 6.06 below, (ix) the Los Alamos Loan and any refinancing thereof provided that such refinancing does not exceed the outstanding amount of such Loan at the date of such refinancing, (x) Indebtedness consisting of Iowa Economic Development Loans in an aggregate principal amount up to $850,000, and (xi) other Indebtedness not encompassed within the preceding clauses (i) through (x) in an aggregate amount greater than $5,000,000.

            (f) The following is added as Section 8.02(b) of the Credit Agreement, and the existing subsection (b) is relettered accordingly:

                   (b) terminate its obligation to issue Letters of Credit (whereupon TLX shall be required to cash collateralize outstanding Letters of Credit as more fully set forth in Section 1.15).

            (g) The following definition is added to Annex "A" of the Credit Agreement following the definition of "Agreement":

                   "Applicable Letter of Credit Fee" shall mean the following amount per annum based on Borrowers' attainment of the Senior Funded Debt to Cash Flow Ratio set forth below based on the most recent Fiscal Quarter:

            Senior Funded            Applicable Letter of
            Debt/Cash Flow           Credit Fee
            ---------------------------------------------
            <   3.00 to 1.00             1.50 %
            ---------------------------------------------
            >/= 3.00 to 1.00             2.00 %
            ---------------------------------------------

            (h) The following definition is added to Annex "A" of the Credit Agreement following the definition of "Applicable Letter of Credit Fee":

                 "Applicable Margin" shall mean:  (i) with respect to Loan A,
            1.75%; (ii) with respect to Loan B, 1.75%; and (iii) with respect to Loan C, the rate per annum set forth below, corresponding to the Senior Funded Debt to Cash Flow Ratio, measured quarterly for the four consecutive Fiscal Quarters then ended, applicable to Borrowers, on a consolidated basis, according to the most recent Compliance Certificate delivered by Borrowers to Lender, which rate shall be set at Level II until the Borrowers have delivered a Compliance Certificate for the Fiscal Quarter ending December 31, 1999:

         Level           Senior Funded          Applicable Margin
                         Debt/Cash Flow
         --------------------------------------------------------
          I              <   3.00 to 1.00             2.00 %
         --------------------------------------------------------
          II             >/= 3.00 to 1.00             2.50 %
         --------------------------------------------------------

            (i) The following definition is added to Annex "A" of the Credit Agreement following the definition of "Collateral Documents":

                 "Compliance Certificate" shall mean a certificate, in form acceptable to Lender, of the chief executive officer, chief operating officer, president or chief financial officer of Borrowers stating that to the best of such officer's knowledge, (i) each Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition in the Credit Agreement, this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) in the case of financial statements referred to in Section 3.04, including calculations and information demonstrating reasonably detailed compliance with the requirements of Section 6.11 as of the most recent Fiscal Quarter then ended.

            (j) The following definition is added to Annex "A" of the Credit Agreement following the definition of "DOL":

                 "Documentary Credit" shall have the meaning assigned to it in the UCP.

            (k) The following definition is added to Annex "A" of the Credit Agreement following the definition of "Lender":

                 "Letter of Credit" shall mean a Documentary Credit or a
            Standby Letter of Credit issued for the account of TLX pursuant to
            Schedule 1.1, in form and substance satisfactory to Lender.

            (l) The following definition is added to Annex "A" of the Credit Agreement following the definition of "Letter of Credit":

                 "Letter of Credit Obligations" shall mean all outstanding
            obligations incurred by Lender at the request of TLX, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance by Lender with respect to any Letter of Credit (with the exception of the Logan Letters of Credit).

            (m) The definition of "Loan C Commitment Termination Date" contained in Annex "A" of the Credit Agreement is deleted and the following is substituted therefor:

                 "Loan C Commitment Termination Date" shall mean the earliest of (i) June 30, 2002, (ii) the date of the termination of Loan C pursuant to Section 8.2, and (iii) the date of the termination of Loan C in accordance with the provisions of Section (a)(iii)(E) of
            Schedule 1.1.

            (n) The following definition is added to Annex "A" of the Credit Agreement after the definition of "Loan Party":

                 "Logan Letters of Credit" shall mean Irrevocable Letter of
            Credit No. SM408991C dated June 3, 1999 in the face amount of $3,435,079.45 and the Irrevocable Letter of Credit No. SM408992C dated June 3, 1999 in the face amount of $1,466,630.14, each established by the Lender for the benefit of the Lender as trustee under such letters of credit and for the account of TLX and ISE.

            (o) The following definition is added to Annex "A" of the Credit Agreement after the definition of "Long Term Funded Debt":

                 "Los Alamos Loan" shall mean the construction loan which Los
            Alamos National Bank extended to Trans-Lux Four Corners Corporation having a current outstanding balance of approximately $2,080,000 which loan matures on May 18, 2000.

            (p) The following definition is added to Annex "A" of the Credit Agreement after the definition of "Reimbursement Agreement":

                 "Reimbursement Obligations" shall mean, at any time, the sum of (i) unreimbursed amounts of drawings under Letters of Credit,
            (ii) the aggregate maximum amount available for drawings under outstanding Letters of Credit issued for the account of TLX at such time, and (iii) the aggregate maximum amount available for drawings under Letters of Credit requested by TLX, the issuance of which has been authorized by Lender, but which has not yet been issued.

            (q) The following definition is added to Annex "A" of the Credit Agreement after the definition of "Solvent":

                 "Standby Letter of Credit" shall have the meaning assigned to it in the UCP.

            (r) The definition of "Term Loan Maturity Date" contained in Annex "A" of the Credit Agreement is deleted and the following is substituted therefor:

                 "Term Loan Maturity Date" shall mean, with respect to Loan A,
            August 27, 2005, and with respect to Loan B, July 1, 2002.

            (s) The definition of "Total Funded Debt to Cash Flow Ratio" contained in Annex "A" of the Credit Agreement is deleted.

            (t) The following definition is added to Annex "A" of the Credit Agreement after the definition of "Treasury Rate":

                 "UCP" shall mean the Uniform Customs and Procedures for
            Documentary Credits, 1993 Revision, ICC Publication No. 500.

            (u)  The following is added as subparagraph (iii)(B) of Schedule
1.1 of the Credit Agreement and the existing subparagraphs (iii)(B)-(E) are relettered accordingly:

                 (B) Subject to and in accordance with the terms and conditions contained herein, TLX shall have the right to request, and Lender agrees to incur, Letter of Credit Obligations in respect of TLX.

            (v)  Schedule 1.2 to the Credit Agreement is deleted and
Schedule 1.2 attached hereto is substituted therefor.

            (w) Paragraph 3 of Schedule 1.3 of the Credit Agreement is deleted and the following is substituted therefor:

                 Loan C:  (a) Refinance of all indebtedness outstanding under the obligation of TLX to Lender having an outstanding principal balance of $300,000 as evidenced by the Revolving Credit Promissory Note dated April 9, 1992, (b) issuance of letters of credit in an amount not to exceed $2,500,000, and (c) general corporate purposes.

            (x) Paragraph 1 of Schedule 6.11 of the Credit Agreement is deleted and the following is substituted therefor:

                 1. Debt Service Coverage Ratio. TLX, on a consolidated basis, shall maintain at the end of each Fiscal Quarter for the most recent 12-month period, a Debt Service Coverage Ratio of not less than 1.75 to 1.00. For purposes of calculation, the amount of Current Maturities shall not include any amount outstanding under Loan C prior to June 30, 2002, but shall include the aggregate of Capital Lease Obligations.


            (y) Paragraph 2 of Schedule 6.11 of the Credit Agreement is deleted and the phrase "Intentionally Left Blank" is substituted therefor.

            (z) Paragraph 3 of Schedule 6.11 of the Credit Agreement is deleted and the following is substituted therefor:

                 3. Senior Funded Debt to Cash Flow Ratio. TLX, on a consolidated basis, shall maintain at the end of each Fiscal Quarter for the most recent 12-month period, a Senior Funded Debt to Cash Flow Ratio of not greater than the following for the period indicated:

                 Period                                       Ratio
                 ------                                       -----
            Prior to December 31, 2000                      3.50 to 1.00
            December 31, 2000 through December 30, 2001     3.00 to 1.00
            December 31, 2001 through December 30, 2003     2.75 to 1.00
            December 31, 2003 and thereafter                2.50 to 1.00

            (aa) Paragraph 4 of Schedule 6.11 of the Credit Agreement is deleted and the following is substituted therefor:

                  4. Consolidated Tangible Net Worth. TLX shall maintain at all times Consolidated Tangible Net Worth in an amount not less than the sum of (i) $21,000,000 and (ii) fifty percent (50%) of positive net income of TLX, on a consolidated basis, as at each succeeding Fiscal Year, commencing with the Fiscal Year ending December 31, 2000.

            (bb) Paragraph 6 of Schedule 6.11 of the Credit Agreement is deleted and the following is substituted therefor:

                  6. Liquidity Ratio. TLX, on a consolidated basis, shall maintain at the end of each Fiscal Quarter, a Liquidity Ratio for the most recent 12 month period, of not less than 2.25 to 1.00.

        2. Conditions Precedent. The obligation of the Lender under this Agreement is subject to the receipt and review, to the satisfaction of the Lender, of the following:

            (a) Amendment Agreement. This Agreement duly executed by the parties hereto;

            (b)   Amendment Fee.  Payment to the Lender of the Amendment
Fee;
            (c) Lender's Expenses. Payment to the Lender of all its out-of-pocket expenses, including all reasonable fees and disbursements of the Lender's legal counsel, incurred in connection with the execution, delivery and performance of this Agreement, to be paid regardless of the final disposition of this Agreement; and

            (d)   Other.  Such other agreements as the Lender shall require.

        3. Waiver. In consideration of the execution and delivery of this Agreement by Borrowers, the Lender waives compliance by TLX with respect to the Total Funded Debt to Cash Flow Ratio requirement for the Fiscal Quarters ended June 30, 1999 as of such date and September 30, 1999 as of such date.

        4. Amendment Fee. In consideration of the Lender's execution, delivery and performance of this Agreement and the First Amendment Agreement dated the date hereof with respect to the Reimbursement Agreement dated as of June 3, 1999 between TLX, ISE and Lender, the Borrowers are simultaneously paying to the Lender the amount of $25,000 in immediately available funds (the "Amendment Fee").

        5. Reaffirmation by the Borrowers. The Borrowers acknowledge that each is legally, validly and enforceably, jointly and severally indebted to the Lender under the Notes, without defense, counterclaim or offset, and that each is legally, validly and enforceably liable to the Lender for all costs and expenses of collection and reasonable attorneys' fees related to or in any way arising out of this Agreement, the Notes, the Credit Agreement and the other Loan Documents. The Borrowers hereby restate and agree to be bound by all the covenants contained in the Credit Agreement and the other Loan Documents and reaffirm that all of the representations and warranties contained in the Credit Agreement and the other Loan Documents remain true and correct in all material respects with the exception that the financial statements described therein are deemed true as of the date made. The Borrowers represent that except as set forth in the Credit Agreement and the other Loan Documents or in writing to the Lender with respect to the judgment entered against TLX in 1999 arising out of a certain litigation proceeding commenced in the state of New Mexico, there are no pending, or to each Borrower's knowledge threatened, any legal proceeding to which any of the Borrowers or any of the Guarantors is a party which materially and adversely affects the transactions contemplated by this Agreement or the ability of the Borrowers or any of the Guarantors to conduct its business on a consolidated basis. The Borrowers and Guarantors acknowledge and represent that the resolutions of each dated July 27, 1995 (except for resolutions of Trans-Lux Midwest Corporation which are dated February 13, 1997), remain in full force and effect, encompass the execution, delivery and performance of this Agreement, and have not been modified, amended, rescinded or otherwise abrogated.

        6. Reaffirmation by the Guarantors. The Guarantors acknowledge that each is legally and validly indebted to the Lender under the Guaranty of each without defense, counterclaim or offset, and affirms that each Guaranty remains in full force and effect and includes, without limitation, the indebtedness, liabilities and obligations arising under or in any way connected with the Loans, this Agreement and the other Loan Documents, whether now existing or hereafter arising.

        7. Reaffirmation re: Collateral. The Borrowers and the Guarantors reaffirm the liens, security interests and pledges granted to the Lender pursuant to the Loan Documents to secure the obligations of each thereunder.

        8. Other Representations by Borrower and Guarantors. Each of the Borrowers and the Guarantors represents and confirms that except as expressly represented in this Agreement, (a) no Event of Default has occurred and is continuing and that the Lender has not given its consent to or waived any Default or Event of Default and (b) the Credit Agreement and the other Loan Documents are in full force and effect and enforceable against the Borrowers and the Guarantors in accordance with the terms thereof. Each of the Borrowers and Guarantors represents and confirms that as of the date hereof, each has no claim or defense (and each of the Borrowers and the Guarantors hereby waives every claim and defense as of the date hereof) against the Lender arising out of or relating to the Credit Agreement, this Agreement and the other Loan Documents or the making, administration or enforcement of the Loans and the remedies provided for under the Loan Documents.

        9. No Waiver by Lender. Each of the Borrowers and the Guarantors acknowledges that (a) by execution of this Agreement, except as set forth in
Section 3 above, the Lender is not waiving any Default, whether now existing or hereafter occurring, disclosed or undisclosed, by the Borrowers or the Guarantors under the Loan Documents and (b) the Lender reserves all rights and remedies available to it under the Loan Documents and otherwise.

        10.  Miscellaneous.
             -------------

             (a) This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

             (b) This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the law of the State of Connecticut.

             (c) This Agreement shall be deemed a Loan Document under the Credit Agreement for all purposes.


       The parties have executed this Agreement on the date first written above.

                                        BORROWERS:
                                        ---------

                                        TRANS-LUX CORPORATION

                                        By  /s/ Victor Liss
                                          --------------------------------------
                                           Victor Liss
                                           Title: President

                                        By  /s/ Angela Toppi
                                          --------------------------------------
                                           Angela Toppi
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                        TRANS-LUX DISPLAY CORPORATION

                                        By  /s/ Victor Liss
                                          --------------------------------------
                                           Victor Liss
                                           Title: President

                                        By  /s/ Angela Toppi
                                          --------------------------------------
                                           Angela Toppi
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                        TRANS-LUX MONTEZUMA CORPORATION

                                        By  /s/ Victor Liss
                                          --------------------------------------
                                           Victor Liss
                                           Title: President

                                        By  /s/ Angela Toppi
                                          --------------------------------------
                                           Angela Toppi
                                           Title: Senior Vice President and
                                                  Chief Financial Office


                                        INTEGRATED SYSTEMS ENGINEERING, INC.

                                        By  /s/ Victor Liss
                                          --------------------------------------
                                           Victor Liss
                                           Title: President

                                        By  /s/ Angela Toppi
                                          --------------------------------------
                                           Angela Toppi
                                           Title: Senior Vice President and
                                                  Chief Financial Officer


                                        GUARANTORS:
                                        ----------

                                        TRANS-LUX DISPLAY CORPORATION
                                        TRANS-LUX CANADA, LTD.
                                        TRANS-LUX COCTEAU CORPORATION
                                        TRANS-LUX COLORADO CORPORATION
                                        TRANS-LUX DURANGO CORPORATION
                                        TRANS-LUX EXPERIENCE CORPORATION
                                        TRANS-LUX HIGH FIVE CORPORATION
                                        TRANS-LUX INVESTMENT CORPORATION
                                        TRANS-LUX LOMA CORPORATION
                                        TRANS-LUX LOVELAND CORPORATION
                                        TRANS-LUX MIDWEST CORPORATION
                                        TRANS-LUX MONTEZUMA CORPORATION
                                        TRANS-LUX MULTIMEDIA CORPORATION
                                        TRANS-LUX PENNSYLVANIA
                                            CORPORATION
                                        TRANS-LUX PTY, LTD.
                                        TRANS-LUX SEAPORT CORPORATION
                                        TRANS-LUX SERVICE CORPORATION
                                        TRANS-LUX SOUTHWEST CORPORATION
                                        TRANS-LUX STORYTELLER
                                            CORPORATION
                                        TRANS-LUX SYNDICATED PROGRAMS
                                            CORPORATION
                                        TRANS-LUX TAOS CORPORATION
                                        TRANS-LUX THEATRES CORPORATION
                                        INTEGRATED SYSTEMS ENGINEERING, INC.
                                        SAUNDERS REALTY CORPORATION
                                        TRANS-LUX CASTLE ROCK CORPORATION
                                        TRANS-LUX CINEMA CONSULTING CORPORATION
                                        TRANS-LUX FOUR CORNERS CORPORATION
                                        TRANS-LUX LARAMIE CORPORATION
                                        TRANS-LUX LOS LUNAS CORPORATION
                                        TRANS-LUX SKYLINE CORPORATION
                                        TRANS-LUX SUMMIT CORPORATION
                                        TRANS-LUX VALLEY CORPORATION

                                        By  /s/ Victor Liss
                                          --------------------------------------
                                           Victor Liss
                                           Title: President

                                        By  /s/ Angela Toppi
                                          --------------------------------------
                                           Angela Toppi
                                           Title: Senior Vice President and
                                                  Chief Financial Officer


                                        LENDER:
                                        ------

                                        FIRST UNION NATIONAL BANK

                                        By  /s/ Stehen T. Dorsch
                                          ------------------------------------
                                           Stephen T. Dorosh
                                           Title: Vice President



                               SCHEDULE 1.2
                                   to
                             CREDIT AGREEMENT

                        Dated as of August 28, 1995

                            REPAYMENT OF LOANS
                            ------------------

        (a) Loan A. (i) TLX, ISE and TLM shall pay interest on the outstanding balance of Loan A quarterly in arrears, (A) for a period commencing on the Closing Date and ending on July 1, 1998, at a per annum rate equal to seven and eighty-six one hundredths percent (7.86%), as more fully set forth in subsection
(f) below, (B) commencing July 1, 1998, and continuing through December 31, 1999 at a rate per annum equal to one hundred seventy-five basis points (1.75%) above USD-LIBOR-BBA, (C) commencing January 1, 2000, and continuing through the Term Loan Maturity Date, at a rate per annum equal to USD-LIBOR- BBA plus the Applicable Margin and (D) if any interest remains payable after the Term Loan Maturity Date, upon demand; provided, however, that on June 1, 2001, the obligors under such Loan shall have the right to request a fixed rate of interest for the remaining term of such Loan and, provided that Lender at such time regularly offers fixed interest rates for loans similar to such Loan, Lender agrees to act reasonably with respect to such request; provided further, however, that if the Lender declines such request, the interest rate on such Loan shall continue as set forth in the Agreement.

             (ii) The aggregate principal amount of Note A shall be payable in quarterly installments (consisting of principal) as follows:

                     Payment Date                  Amount of Payment
                     ------------                  -----------------

             October 1, 1995 - July 1, 2005           $  133,333

             Term Loan Maturity Date                  $2,666,680

        (b) Loan B. (i) TLX, ISE, TLCC and TLSC shall pay interest on the outstanding balance of Loan B, quarterly in arrears (A) for a period commencing on the Closing Date and ending on July 1, 1998, at a per annum rate equal to seven and eighty-six one hundredths percent (7.86%), as more fully set forth in subsection (f) below, (B) commencing July 1, 1998, and continuing through December 31, 1999 at a rate per annum equal to one hundred seventy- five basis points (1.75%) above USD-LIBOR-BBA, (C) commencing January 1, 2000, and continuing through the Term Loan Maturity Date, at a rate per annum equal to USD-LIBOR- BBA plus the Applicable Margin, and (D) if any interest remains payable after the Term Loan Maturity Date, upon demand.

             (ii) The aggregate principal amount of Note B shall be payable in quarterly installments (consisting of principal only) as follows:

                     Payment Date                  Amount of Payment
                     ------------                  -----------------

             October 1, 1995 - July 1, 2002           $  270,750

        (c) Loan C. (i) (x) Commencing on the Closing Date and continuing through December 31, 1999, TLX shall pay interest on the outstanding balance of Loan C at an annual interest rate equal to two hundred basis points (2.00%) above LIBOR Market Index Rate, as more fully set forth in subsection (f) below and (y) commencing January 1, 2000 and continuing through the Loan C Commitment Termination Date, TLX shall pay interest on the outstanding balance of Loan C at a per annum rate equal to LIBOR Market Index Rate plus the Applicable Margin.

             (ii) During the Term Credit Portion, TLX shall pay interest on the outstanding balance of Loan C at an annual interest rate equal to two hundred twenty-five basis points (2.25%) above LIBOR Market Index Rate, as more fully set forth in subsection (f) below; provided, however, that on a date thirty (30) days prior to the Loan C Commitment Termination Date, TLX shall have the right to request a fixed rate of interest for the Term Credit Portion and, provided that Lender at such time regularly offers fixed interest rates for loans similar to the Term Credit Portion, Lender agrees to act reasonably with respect to such request; provided, further, however, that if the Lender delivers such request, the interest rate on such Loan shall continue as set forth in this Agreement. If any interest remains payable after the Loan C Maturity Date, such interest shall be payable upon demand.

             (iii) On the Loan C Commitment Termination Date, the then outstanding indebtedness under Note C shall be payable in sixteen (16) equal payments each in the amount of one-sixteenth (1/16th) of the amount then outstanding under Note C, payable on the first day of the second Fiscal Quarter subsequent to the Loan C Commitment Termination Date, and continuing on the first day of each successive Fiscal Quarter and a final payment on the Loan C Maturity Date of all amounts then outstanding under Note C.

        (d) Interest on each of the Loans shall be calculated on the basis of the actual number of days elapsed over a 365-day year.

        (e) If any interest or other payment under any of the Loans becomes due and payable on a day other than a Business Day, the required payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Upon the failure of Borrowers to make required payments under any of the Notes on the date due (after the expiration of any applicable grace period), Lender shall have the right to directly charge any Borrower's account maintained with Lender for the amount of such required payment.

        (f) With respect to indebtedness under the Loans which bears interest tied to LIBOR Market Index Rate, Borrowers shall pay such interest quarterly in arrears on the sooner to occur of (x) the next preceding Business Day immediately prior to a Reset Date and (y) the last day of each Fiscal Quarter.

        (g) Lender may collect a late charge of four percent (4%) of any installment of principal, interest or other amount not contested in good faith by Borrowers due to Lender which is not paid by Borrowers within 10 days after the due date thereof to cover the extra expense involved in handling such delinquent payment and Borrowers agree that such amount is reasonable; however, such late charge shall not affect Lender's right to exercise any of its rights and remedies provided in the Credit Agreement if an Event of Default has occurred.

                                                        Exhibit 10.7


                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------


        AGREEMENT ("Amendment") made as of the 23rd day of September, 1999, by and between TRANS-LUX CORPORATION, a Delaware corporation having an office at 110 Richards Avenue, Norwalk, Connecticut 06856-5090 (hereinafter called "Employer"), and VICTOR LISS, residing at 112 Buckboard Lane, Fairfield, Connecticut 06430 (hereinafter called "Employee").

                               W I T N E S E T H:

        WHEREAS, Employer and Employee entered into an employment agreement made December 27, 1996, effective January 1, 1997 (the "Agreement");

        WHEREAS, Employer and Employee desire to amend the Agreement with respect to calendar years subsequent to 1998.

        NOW, THEREFORE, the parties agree as follows:

        1. Section 4(d) of the Agreement is amended in its entirety to read as follows:

            "(d) As additional compensation, Employer shall pay to Employee a bonus ("Bonus") for each calendar year during the Term in an amount equal to the highest percentage of Employer's pre-tax consolidated income (after deducting minority interests, if any) calculated in accordance with the following table:

        If Annual Pre-Tax                           Bonus Percent from
 Consolidated Income falls between:                  the first dollar
 ---------------------------------                  ------------------
          $250,000-  999,999                          3 1/2%
        $l,000,000-l,999,999                          4 l/2%
        $2,000,000-2,999,999                          5%
        $3,000,000-3,999,999                          5% + $25,000
        $4,000,000 - $5,000,000 maximum               5% + $50,000 (Total)

No Bonus shall be payable for Annual Pre-Tax Consolidated Income in excess of $5,000,000 and the maximum Bonus payable for any year during the Term is $300,000.

        Such pre-tax consolidated income shall be fixed and determined by the independent certified public accountants regularly employed by Employer. Such independent certified public accountants, in ascertaining such pre-tax consolidated income shall apply all accounting practices and procedures heretofore applied by Employer's independent certified public accountants in arriving at such annual pre-tax consolidated income as disclosed in Employer's annual statement for that year of profit and loss released to its stockholders. The determination by such independent certified public accountants shall be final, absolute and controlling upon the parties. Notwithstanding the foregoing, any interest expense savings resulting from conversion of the Employer's 7 1/2% Convertible Subordinated Notes due 2006 may be included or excluded from such calculation by the Board in its sole discretion. Payment of such amount, if any is due, shall be made for each year by Employer to Employee within thirty (30) days after which such accountant shall have furnished such statement to Employer disclosing Employer's pre-tax consolidated income for each of the years during the Term. Employer undertakes to use reasonable efforts to cause said accountants to prepare and furnish such statements within one hundred thirty (130) days from the close of each such calendar year and to cause said independent certified public accountants, concomitantly with delivery of such statement by accountants to it, to deliver a copy of such statement to Employee. The Employer shall not have any liability to Employee arising out of any delays with respect to the foregoing.

        Notwithstanding the provisions of this Section 4(d), there shall be excluded from the calculation of pre-tax consolidated income during the Term of this Agreement (i) the amount by which (x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding calendar year or (y) any item of unusual or extraordinary loss in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding calendar year, in each case in (x) and (y) above as determined in accordance with generally accepted accounting principles and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation, (ii) any effect of FASB l09 or similar promulgation, or (iii) any direct effect on pre-tax consolidated income of write-offs in excess of $l00,000 of existing prepaid financing costs prior to the normal amortization schedule of such financing, with any such amount excluded for such year considered in calculating future year's pre-tax consolidated income as if no prepayment had occurred.

        Provided Employee is not in default of the Agreement, the Board may, in any event, even if any of the aforesaid pre-tax consolidated income levels are not exceeded, grant the Employee the aforesaid Bonus or any portion thereof for such year based on his performance. If the pre-tax consolidated income of Employer for any calendar year exceeds $5,250,000, the Board of Directors of Employer shall review the foregoing Bonus provision for such calendar year but nothing herein shall require or otherwise obligate the Board of Directors to change such provision or to grant Employee an additional Bonus for such calendar year.

        Employee may defer payment of any Bonus for any year, for up to ten (l0) years, by written notice to Employer prior to the commencement of any such year, such notice to set forth the number of years any such payments are to be deferred."

        2. Section 4(e) of the Agreement is amended in its entirety to read as follows:

            "(e) In the event Employee terminates his employment prior to the end of any calendar year other than as provided in Section 9 of the Agreement,
(i) if such termination is at the end of the Term on April 1, 2002, Employee shall be entitled to one-fourth (25%) of the Bonus for the year ended December 31, 2002, as calculated for 2002 under Section 4(d), and (ii) if Employee terminates his employment in accordance with Section 2, Employee shall be entitled to a pro rata portion of the Bonus for the year in which such termination occurs, as calculated under Section 4(d) based on the Early Termination Date, in each case such Bonus to be paid at the same time as provided in Section 4(d). If (iii) Employer terminates Employee's employment with cause prior to the end of any such calendar year, or (iv) Employee terminates his employment otherwise than in accordance with Section 2 or Section 9, no Bonus shall be paid for such calendar year in either such case."

        3. This Amendment shall be construed in accordance with the laws of the State of New York.

        4. All other terms and conditions of the Agreement remain in full force and effect.

        5. This instrument contains the entire agreement between the parties. It may not be changed, modified, extended or renewed orally except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.

        IN WITNESS WHEREOF, this Amendment to the Agreement has been duly executed on the day and year above written.

                                        TRANS-LUX CORPORATION

                                        By  /s/ Richard Brandt
                                          -----------------------
                                           Chairman of the Board

                                            /s/ Victor Liss
                                          -----------------------
                                           Victor Liss

                                                        Exhibit 10.10

        AGREEMENT made as of the 15th day of December l999 effective January l, 2000 by and between TRANS-LUX CORPORATION, a Delaware corporation having an office at 110 Richards Avenue, Norwalk, Connecticut 06856-5090 (hereinafter called "Employer"), and KARL HIRSCHAUER residing at 11 Lorna Lane, Tallman, NY 10982 (hereinafter called, "Employee").

                         W I T N E S S E T H:
                         - - - - - - - - - -

        1. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

        2. (a) The term ("Term") of the Agreement shall be the period commencing on January l, 2000 and terminating December 3l, 2002.

            (b) In the event that Employee remains or continues in the employ of Employer after the Term, such employment, in the absence of a further written agreement, shall be on an at-will basis, terminable by either party hereto on thirty (30) days' notice to the other and, upon the 30th day following such notice the employment of Employee shall terminate.

            (c) Upon expiration of the Term of this Agreement, neither party shall have any further obligations or liabilities to the other except as otherwise specifically provided in this Agreement.

        3. Employee shall be employed in an executive and/or engineering capacity of Employer (and such of its affiliates, divisions and subsidiaries as Employer shall designate). Employer shall use its best efforts to cause Employee to be elected and continue to be elected a Senior Vice President of Employer during the Term of this Agreement. The precise services of Employee may be designated or assigned from time to time at the direction of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, President or Executive Vice President, and all of the services to be rendered hereunder by Employee shall at all times be subject to the control, direction and supervision of the Board of Directors of Employer, to which Employee does hereby agree to be bound. Employee shall devote his entire time, attention and energies during usual business hours (subject to Employer's policy with respect to holidays and illnesses for comparable executives of Employer) to the business and affairs of Employer, its affiliates, divisions and subsidiaries as Employer shall from time to time direct. Employee further agrees during the Term of this Agreement to serve as an officer or director of Employer or of any affiliate or subsidiary of Employer as Employer may request, and if Employee serves as such officer or a director he will do so without additional compensation, other than director's fees or honoraria, if any.

        During the Term of this Agreement and during any subsequent employment of Employee by Employer, Employee shall use his best efforts, skills and abilities in the performance of his services hereunder and to promote the interests of Employer, its affiliates, divisions and subsidiaries. Employee shall not, during the Term and during any subsequent employment of Employee by Employer, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. The foregoing shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, provided, however, that Employee shall not, either directly or indirectly, be a director of or make any investments in any company or companies which are engaged in businesses competitive with those conducted by Employer or by any of its subsidiaries or affiliates except where such investments are in stock of a company listed on a national securities exchange, and such stock of Employee does not exceed one percent (1%) of the outstanding shares of stock of such listed company. Employee shall not at any time during or after the Term of this Agreement use (except on behalf of Employer) divulge, furnish or make accessible to any third person or organization any confidential information concerning Employer or any of its subsidiaries or affiliates or the businesses of any of the foregoing including, without limitation, inventions, confidential methods of operations and organization, confidential sources of supply, identity of employees, customer 1ists and confidential financial information.

        4. (a) For all services rendered by Employee during the Term of this Agreement, Employer shall pay Employee a salary at the rate of ONE HUNDRED TWENTY-EIGHT THOUSAND DOLLARS ($128,000) per annum during the period January l, 2000 to December 31, 2000; at the rate of ONE HUNDRED THIRTY-FIVE THOUSAND DOLLARS ($135,000) per annum during the period January 1, 2001 to December 31, 2001 and at the rate of ONE HUNDRED FORTY THOUSAND DOLLARS ($l40,000) per annum during the period January 1, 2002 to December 31, 2002. Such salary shall be payable weekly, or monthly, or in accordance with the payroll practices of Employer for its executives. The Employee shall also be entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which Employer presently provides, or may provide for him and for its employees generally. This Agreement shall not be deemed abrogated or terminated if Employer, in its discretion, shall determine to increase the compensation of Employee for any period of time, or if the Employee shall accept such increase.

        All payments under this Agreement are in United States dollars unless otherwise specified.

            (b) Employer may make appropriate deductions from the said payments required to be made in this Section 4 to Employee to comply with all governmental withholding requirements.

            (c) If, during the Term of this Agreement and if the Employee is still in the employ of Employer, Employee shall be prevented from performing or be unable to perform, or fail to perform, his duties by reason of illness or any other incapacity for (4) consecutive months (excluding normal vacation time) during the Term hereof, Employer agrees to pay Employee thereafter during the Term for the duration of such incapacity 35% of the base salary which Employee would otherwise have been entitled to receive if not for the illness or other incapacity.

            (d) The Board upon the recommendation of the Compensation Committee of the Board shall consider no later than May 31, 2001, 2002, and 2003, respectively (provided there is no delay in obtaining the financial statements as provided below, but in no event later than 45 days following receipt thereof) the grant of a bonus ("Bonus") to Employee based on Employee's performance for the immediately preceding fiscal year. Notwithstanding the foregoing, Employer shall pay Employee the highest Bonus applicable for any of the fiscal years ending December 31, 2000, 2001, and 2002 only, in the event Employer's pre-tax consolidated earnings for such year determined in accordance with Section 4(d) exceed the respective amounts hereinafter set forth. The Bonuses shall not exceed $20,000 for any year.

If Pre-Tax Consolidated
Earnings Exceed For                   Annual Non-Cumulative Level of
2000, 2001 and 2002                   Bonus Payable
-----------------------               ------------------------------

   $  250,000                              625.00
      375,000                              937.50
      500,000                            1,250.00
      625,000                            1,562.50
      750,000                            1,875.50
      875,000                            2,187.50
    l,000,000                            2,500.00
    1,125,000                            2,812.50
    l,250,000                            3,125.00
    1,375,000                            3,437.50
    1,500,000                            3,750.00
    1,625,000                            4,062.50
    1,750,000                            4,375.00
    1,875,000                            4,687.50
    2,000,000                            5,000.00
    2,125,000                            5,312.50
    2,250,000                            5,625.00
    2,375,000                            5,937.50
    2,500,000                            6,250.00
    2,625,000                            6,562.50
    2,750,000                            6,875.00
    2,875,000                            7,187.50
    3,000,000**                          7,500.00
    4,000,000**                         10,000.00
    5,000,000**                         12,500.00
    6,000,000**                         15,000.00
    7,000,000**                         17,500.00
    8,000,000**                         20,000.00 (Maximum)
_______

  ** For each incremental level of $l25,000 between $3,000,000 and $8,000,000 not listed, there is an additional Bonus of $3l2.50 up to the maximum.

            There shall be excluded from the calculation of pre-tax consolidated earnings during the Term of this Agreement the amount by which (x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year or (y) any item of unusual or extraordinary loss in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year, in each case in (x) and (y) above as determined in accordance with generally accepted accounting principles and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation.

            Provided Employee is not in default of the Agreement, the Board may, in any event, even if any of the aforesaid pre-tax consolidated earnings levels are not exceeded, grant the Employee the aforesaid Bonus or any portion thereof for such year based on his performance.

            Notwithstanding anything to the contrary contained herein, if Employee is not in the employ of Employer at the end of any aforesaid 2000, 2001 or 2002 fiscal year, no Bonus shall be paid for such fiscal year. In the event of Employee's death on or after January 1 of 2001, 2002 or 2003, any Bonus to which he is otherwise entitled for the prior fiscal year shall be paid to his widow if she shall survive him or if she shall predecease him to his surviving issue per stirpes and not per capita.

            Such pre-tax consolidated earnings shall be fixed and determined by the independent certified public accountants regularly employed by Employer. Such independent certified public accountants, in ascertaining such pre-tax consolidated earnings, shall apply all accounting practices and procedures heretofore applied by Employer's independent certified public accountants in arriving at such annual pre-tax consolidated earnings as disclosed in Employer's annual statement for that year of profit and loss released to its stockholders. The determination by such independent certified public accountants shall be final, absolute and controlling upon the parties. Notwithstanding the foregoing, any interest expense savings resulting from converstion of the Employer's 7 1/2% Convertible Subordinated Notes due 2006 may be included or excluded in such calculation by the Board in its sole discretion. Payment of such amount, if any is due, shall be made for each year by Employer to Employee within sixty (60) days after which such accountant shall have furnished such statement to Employer disclosing Employer's pre-tax consolidated earnings for each of the years 2000, 2001 and 2002. Employer undertakes to use reasonable efforts to cause said accountants to prepare and furnish such statements within one hundred thirty (130) days from the close of each such fiscal year and to cause said independent certified public accountants, concommitantly with delivery of such statement by accountants to it, to deliver a copy of such statement to Employee. The Employer shall not have any liability to Employee arising out of any delays with respect to the foregoing.

            (e) In the event Employee dies during the Term of this Agreement while the Employee is still in the Employ of Employer, Employer shall pay to Employee's widow or his surviving issue, as the case may be, for the balance of the Term of the Agreement, or eighteen (18) months, whichever is less, annual death benefits payable weekly or in accordance with Employer's payroll practices in an amount equal to 35% of Employee's then annual base salary rate.

        5. During the Term of this Agreement, Employer will reimburse Employee for traveling or other out-of-pocket expenses and disbursements incurred by Employee with Employer's approval in furtherance of the businesses of Employer, its affiliates, divisions or subsidiaries, upon presentation of such supporting information as Employer may from time to time request.

        6. During the Term of this Agreement, Employee shall be entitled to a vacation during the usual vacation period of Employer in accordance with such vacation schedules as Employer may prescribe.

        7. Both parties recognize that the services to be rendered by Employee pursuant to this Agreement are extraordinary and unique. During the Term of this Agreement, and during any subsequent employment of Employee by Employer, Employee shall not, directly or indirectly, enter into the employ of or render any services to any person, partnership, association or corporation engaged in a business or businesses in anyway, directly or indirectly, competitive to those now or hereafter engaged in by Employer or by any of its subsidiaries during the Term of this Agreement and during any subsequent employment of Employee by Employer and Employee shall not engage in any such business, directly or indirectly on his own account and, except as permitted by Section 3 of this Agreement, Employee shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity. For a period of two (2) years following termination of employment for any reason, Employee shall not directly or indirectly (i) engage or otherwise be involved in the recruitment or employment of any Employer employee or (ii) solicit or render any service directly or indirectly to any other person or entity with regard to soliciting any customer of the Employer during the two (2) year period prior to termination of employment with respect to products or services competitive with products or services of Employer. Employee shall at no time during or after employment disclose to any person, other than Employer, or otherwise use any information of or regarding Employer except on behalf of Employer, nor communicate, publish, or otherwise transmit, in any manner whatsoever, untrue information or negative, competitive, personal or other information or comments regarding Employer. In addition, Employee agrees that all lists, materials, books, files, reports, correspondence, records and other documents and information ("Employer Materials") used, prepared or made available to Employee, shall be and shall remain the property of Employer. Upon the termination of employment of Employee or the expiration of this Agreement, whichever is earlier, all Employer Materials shall be immediately returned to Trans-Lux Corporation, and Employee shall not make or retain any copies thereof, nor disclose or otherwise use any information relating to said Employer Materials to any other party. As used herein the term Employer shall include Employer, Employer's subsidiaries and affiliates, and any individuals employed or formerly employed by any of them. Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enjoin Employee from any breach of this Agreement, but nothing herein contained shall be construed to prevent Employer from pursuing such other remedies as Employer may elect to invoke. In addition to the obligations of the Employee contained in this Agreement, Employee agrees to be bound by the provisions contained in Exhibits A and B to this Agreement.

        8. In the event any provision of Section 7 of this Agreement shall be held invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

        9. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

       10. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and served personally or sent by United States certified or registered mail, return receipt requested, or overnight courier such as Federal Express or Airborne to his address as stated on Employer's records, in the case of Employee, or to the office of Trans-Lux Corporation, attention of the Chairman or Vice Chairman of the Board, 110 Richards Avenue, Norwalk, Connecticut 06856-5090, in the case of Employer, or such other address as designated in writing by the parties.

       11. This Agreement shall be construed in accordance with the laws of the State of New York.

       12. This instrument contains the entire agreement between the parties and supersedes as of January l, 2000 the Employment Agreement between the parties dated December 27, 1996, except for any Bonus for l999 payable in 2000 in accordance with paragraph 4(d) of such agreement. It may not be changed, modified, extended or renewed orally except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.


        IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year above written.
                                                TRANS-LUX CORPORATION

                                                By: /s/ Michael R. Mulcahy
                                                  -----------------------------
                                                    Executive Vice President


                                                    /s/ Karl Hirschauer
                                                  -----------------------------
                                                     Karl Hirschauer


                                EXHIBIT A TO
                            EMPLOYMENT AGREEMENT
                       EFFECTIVE AS OF JANUARY 1, 2000

                      ADDITIONAL OBLIGATIONS OF EMPLOYEE


        1. All inventions, developments and improvements conceived or made by Employee, solely or jointly with others, during the period of Employee's employment by the Employer, whether or not conceived during business hours, which pertain to any product, goods, apparatus, equipment, systems, methods or processes made, used or sold by the Employer, or with regard to which the Employer is conducting research or development work, either alone or in cooperation with others, shall be a work made for hire, under the supervision of the Employer, and shall be the property of the Employer, whether patentable or not.

        2. Employee agrees to promptly and voluntarily disclose to the Employer all such inventions, developments, and improvements conceived or made by Employee during the period of Employee's employment, and one year thereafter, and to sign, when requested by Employer any United States and foreign patent applications or any divisional, continuing, renewal or reissue applications pertaining thereto, and to provide the Employer or its agents or attorneys with all reasonable assistance in the preparation and presentation of patent or copyright applications, drawings, specifications and the like, provided that all fees pertaining to such applications are to be paid by the Employer. Employee also agree to assign to the Employer all such inventions, developments and improvements and any United States and foreign patent applications or divisional, continuing, renewal or reissue applications pertaining thereto, and any patent issuing thereon, and Employee agrees to sign any assignments or other instruments that might, in the opinion of the Employer, be required to carry out this provision. Employee will perform Employee's obligations under this paragraph without requesting or receiving any payment therefore other than Employee's usual salary from the Employer.

        3. In any action, claim, or proceeding in which this Agreement or any provision thereof is in issue, the parties agree that the Employer shall have the benefit of a prima facie presumption that any invention, development or improvement as referred to in paragraph 1 which is disclosed or offered to others, or published or reduced to practice by Employee within a period of one year after the termination of Employee's employment with Employer, or any such inventions, developments or improvements disclosed in a patent application filed by Employee within one year of the termination of Employee's employment by Employer, was conceived or made during the period of Employee's employment.

        4. All work done by Employee for the Employer relating in any way to the conception, design, development, support, maintenance, sales or leasing of products for the Employer is the property of the Employer and Employee hereby assigns to the Employer all of Employee's rights therein. This paragraph applies to work performed by Employee before and after the signing of this Agreement.


Trans-Lux Corporation



By: /s/ Michael R. Mulcahy                  /s/ Karl Hirschauer
  ------------------------------          ---------------------------------
                                            Karl Hirschauer

                                                        Exhibit 10.12


                      AMENDMENT TO EMPLOYMENT AGREEMENT
                      ---------------------------------

             AGREEMENT ("Amendment") made as of the 20th day of December, 1999 by and between TRANS-LUX CORPORATION, a Delaware corporation having an office at 110 Richards Avenue, Norwalk, Connecticut 06856-5090 (hereinafter called "Employer"), and AL MILLER residing at 22 Deer Run Lane, Shelton, Connecticut 06484 (hereinafter called, "Employee").

                         W  I  T  N  E  S  S  E  T  H
                         -  -  -  -  -  -  -  -  -  -

             WHEREAS, Employer and Employee entered into an employment agreement made as of the 1st day of January, 1999 (the "Agreement").

             WHEREAS, Employer and Employee desire to amend the Agreement.

             NOW, THEREFORE, the parties agree as follows:

             1. The first sentence of Section 4(a) of the Agreement is amended in its entirety to read as follows:

                 "4. (a) For all services rendered by Employee during the Term of this Agreement, Employer shall pay Employee a salary at the rate of NINETY THOUSAND DOLLARS ($90,000) per annum during the period January 1, 1999 to December 31, 1999; at the rate of ONE HUNDRED FOUR THOUSAND DOLLARS ($104,000) per annum during the period January 1, 2000 to December 31, 2000 and at the rate of ONE HUNDRED TEN THOUSAND DOLLARS ($110,000) per annum during the period January 1, 2001 to December 31, 2001."

             2. Section 4(d) of the Agreement is amended by adding the following sentence on Page 7 in the last paragraph, line 8 after "parties.":

             "Notwithstanding the foregoing, any interest expense savings resulting from conversion of the Employer's 7 1/2% Convertible Subordinated Notes due 2006 may be included or excluded in such calculation by the Board in its sole discretion."

             3. This Amendment shall be construed in accordance with the laws of the State of New York.

             4. All other terms and conditions of the Agreement remain in full force and effect.

             5. This instrument contains the entire agreement between the parties. It may not be changed, modified, extended or renewed orally except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.

        IN WITNESS WHEREOF, this Amendment to the Agreement has been duly executed on the day and year above written.

                                        TRANS-LUX CORPORATION

                                        By: /s/ Michael R. Mulcahy
                                          ---------------------------------
                                             Executive Vice President


                                            /s/ Al Miller
                                          ---------------------------------
                                             AL MILLER

                                                        Exhibit 10.13


        AGREEMENT made as of December 22nd, 1999 effective the lst day of January, 2000 by and between TRANS-LUX CORPORATION, a Delaware corporation having an office at l10 Richards Avenue, Norwalk, Connecticut 06856-5090 (hereinafter called "Employer"), and ANGELA TOPPI residing at l05 Cedar Lane, Ridgefield, Connecticut 06877 (hereinafter called, "Employee").

                         W I T N E S S E T H:
                         - - - - - - - - - -

        l. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

        2. (a) The term ("Term") of the Agreement shall be the period commencing on January l, 2000 and terminating December 3l, 2002.

            (b) In the event that Employee remains or continues in the employ of Employer after the Term, such employment, in the absence of a further written agreement, shall be on an at-will basis, terminable by either party hereto on thirty (30) days' notice to the other and, upon the 30th day following such notice the employment of Employee shall terminate.

            (c) Upon expiration of the Term of this Agreement, neither party shall have any further obligations or liabilities to the other except as otherwise specifically provided in this Agreement.

        3. Employee shall be employed in an executive capacity of Employer (and such of its affiliates, divisions and subsidiaries as Employer shall designate). Employer shall use its best efforts to cause Employee to be elected and continue to be elected a Senior Vice President of Employer during the Term of this Agreement. The precise services of Employee may be designated or assigned from time to time at the direction of the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, President or Executive Vice President, and all of the services to be rendered hereunder by Employee shall at all times be subject to the control, direction and supervision of the Board of Directors of Employer, to which Employee does hereby agree to be bound. Employee shall devote her entire time, attention and energies during usual business hours (subject to Employer's policy with respect to holidays and illnesses for comparable executives of Employer) to the business and affairs of Employer, its affiliates, divisions and subsidiaries as Employer shall from time to time direct. Employee further agrees during the Term of this Agreement to serve as an officer or director of Employer or of any affiliate or subsidiary of Employer as Employer may request, and if Employee serves as such officer or a director she will do so without additional compensation, other than director's fees or honoraria, if any.

        During the Term of this Agreement and during any subsequent employment of Employee by Employer, Employee shall use her best efforts, skills and abilities in the performance of her services hereunder and to promote the interests of Employer, its affiliates, divisions and subsidiaries. Employee shall not, during the Term and during any subsequent employment of Employee by Employer, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. The foregoing shall not be construed as preventing Employee from investing her assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, provided, however, that Employee shall not, either directly or indirectly, be a director of or make any investments in any company or companies which are engaged in businesses competitive with those conducted by Employer or by any of its subsidiaries or affiliates except where such investments are in stock of a company listed on a national securities exchange, and such stock of Employee does not exceed one percent (l%) of the outstanding shares of stock of such listed company. Employee shall not at any time during or after the Term of this Agreement use (except on behalf of Employer), divulge, furnish or make accessible to any third person or organization any confidential information concerning Employer or any of its subsidiaries or affiliates or the businesses of any of the foregoing including, without limitation, confidential methods of operations and organization, confidential sources of supply, identity of employees, customer lists and confidential financial information.

        4. (a) For all services rendered by Employee during the Term of this Agreement, Employer shall pay Employee a salary at the rate of ONE HUNDRED TWENTY THOUSAND DOLLARS ($l20,000) per annum during the period January l, 2000 to December 3l, 2000; at the rate of ONE HUNDRED TWENTY-SIX THOUSAND DOLLARS ($126,000) per annum during the period January l, 2001 to December 3l, 2001 and at the rate of ONE HUNDRED THIRTY-TWO THOUSAND DOLLARS ($l32,000) per annum during the period January l, 2002 to December 3l, 2002. Such salary shall be payable weekly, or monthly, or in accordance with the payroll practices of Employer for its executives. The Employee shall also be entitled to all rights and benefits for which she shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which Employer presently provides, or may provide for her and for its employees generally. This Agreement shall not be deemed abrogated or terminated if Employer, in its discretion, shall determine to increase the compensation of Employee for any period of time, or if the Employee shall accept such increase.

        All payments under this Agreement are in United States dollars unless otherwise specified.

        (b) Employer may make appropriate deductions from the said payments required to be made in this Section 4 to Employee to comply with all governmental withholding requirements.

        (c) If, during the Term of this Agreement and if the Employee is still in the employ of Employer, Employee shall be prevented from performing or be unable to perform, or fail to perform, her duties by reason of illness or any other incapacity for (4) consecutive months (excluding normal vacation time) during the Term hereof, Employer agrees to pay Employee thereafter during the Term for the duration of such incapacity or l8 months, whichever is less, 35% of the base salary which Employee would otherwise have been entitled to receive if not for the illness or other incapacity.

        (d) The Board upon the recommendation of the Compensation Committee of the Board shall consider no later than May 3l, 2001, 2002, and 2003, respectively (provided there is no delay in obtaining the financial statements as provided below, but in no event later than 45 days following receipt thereof) the grant of a bonus ("Bonus") to Employee based on Employee's performance for the immediately preceding fiscal year. Notwithstanding the foregoing, Employer shall pay Employee the highest Bonus applicable for any of the fiscal years ending December 3l, 2000, 2001 and 2002 only, in the event Employer's pre-tax consolidated earnings for such year determined in accordance with Section 4(d) exceed the respective amounts hereinafter set forth. The Bonuses shall not exceed $20,000 for any year

If Pre-Tax Consolidated
Earnings Exceed for                     Annual Non-Cumulative Level of
2000, 2001 and 2002                           Bonus Payable
-----------------------                 ------------------------------

$  250,000                                        625.00
   375,000                                        937.50
   500,000                                      1,250.00
   625,000                                      1,562.50
   750,000                                      1,875.50
   875,000                                      2,187.50
 1,000,000                                      2,500.00
 1,125,000                                      2,812.50
 1,250,000                                      3,125.00
 1,375,000                                      3,437.50
 1,500,000                                      3,750.00
 1,625,000                                      4,062.50
 1,750,000                                      4,375.00
 1,875,000                                      4,687.50
 2,000,000                                      5,000.00
 2,125,000                                      5,312.50
 2,250,000                                      5,625.00
 2,375,000                                      5,937.50
 2,500,000                                      6,250.00
 2,625,000                                      6,562.50
 2,750,000                                      6,875.00
 2,875,000                                      7,187.50
 3,000,000**                                    7,500.00
 4,000,000**                                   10,000.00
 5,000,000**                                   12,500.00
 6,000,000**                                   15,000.00
 7,000,000**                                   17,500.00
 8,000,000 and up**                            20,000.00 (maximum)
_______
** For each incremental level of $125,000 between $3,000,000 and $8,000,000 not listed, there is an additional Bonus of $3l2.50 up to maximum.

        There shall be excluded from the calculation of pre-tax consolidated earnings during the Term of this Agreement the amount by which (x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year or (y) any item of unusual or extraordinary loss in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year, in each case in (x) and (y) above as determined in accordance with generally accepted accounting principles and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation.

        Provided Employee is not in default of the Agreement, the Board may, in any event, even if any of the aforesaid pre-tax consolidated earnings levels are not exceeded, grant the Employee the aforesaid Bonus or any portion thereof for such year based on her performance.

         Notwithstanding anything to the contrary contained herein, if Employee is not in the employ of Employer at the end of any aforesaid 2000, 2001 or 2002 fiscal year, no Bonus shall be paid for such fiscal year. In the event of Employee's death on or after January l of 2001, 2002 or 2003, any Bonus to which she is otherwise entitled for the prior fiscal year shall be paid to her surviving spouse if he shall survive her or if he shall predecease her to her surviving issue per stirpes and not per capita.

        Such pre-tax consolidated earnings shall be fixed and determined by the independent certified public accountants regularly employed by Employer. Such independent certified public accountants, in ascertaining such pre-tax consolidated earnings, shall apply all accounting practices and procedures heretofore applied by Employer's independent certified public accountants in arriving at such annual pre-tax consolidated earnings as disclosed in Employer's annual statement for that year of profit and loss released to its stockholders. The determination by such independent certified public accountants shall be final, absolute and controlling upon the parties. Notwithstanding the foregoing, any interest expense savings resulting from conversion of the Employer's 7 1/2% Convertible Subordinated Notes due 2006 may be included or excluded in such calculation by the Board in its sole discretion. Payment of such amount, if any is due, shall be made for each year by Employer to Employee within sixty (60) days after which such accountant shall have furnished such statement to Employer disclosing Employer's pre-tax consolidated earnings for each of the years 2000, 2001 and 2002. Employer undertakes to use reasonable efforts to cause said accountants to prepare and furnish such statements within one hundred thirty (l30) days from the close of each such fiscal year and to cause said independent certified public accountants, concommitantly with delivery of such statement by accountants to it, to deliver a copy of such statement to Employee. The Employer shall not have any liability to Employee arising out of any delays with respect to the foregoing.

            (e) In the event Employee dies during the Term of this Agreement while the Employee is still in the employ of Employer, Employer shall pay to Employee's surviving spouse or her surviving issue, as the case may be, for the balance of the Term of the Agreement, or eighteen (l8) months, whichever is less, annual death benefits payable weekly or in accordance with Employer's payroll practices in an amount equal to 35% of Employee's then annual base salary rate.

        5. During the Term of this Agreement, Employer will reimburse Employee for traveling or other out-of-pocket expenses and disbursements incurred by Employee with Employer's approval in furtherance of the businesses of Employer, its affiliates, divisions or subsidiaries, upon presentation of such supporting information as Employer may from time to time request.

        6. During the Term of this Agreement, Employee shall be entitled to a vacation during the usual vacation period of Employer in accordance with such vacation schedules as Employer may prescribe.

        7. Both parties recognize that the services to be rendered by Employee pursuant to this Agreement are extraordinary and unique. During the Term of this Agreement, and during any subsequent employment of Employee by Employer, Employee shall not, directly or indirectly, enter into the employ of or render any services to any person, partnership, association or corporation engaged in a business or businesses in any way, directly or indirectly, competitive to those now or hereafter engaged in by Employer or by any of its subsidiaries during the Term of this Agreement and during any subsequent employment of Employee by Employer and Employee shall not engage in any such business, directly or indirectly on her own account and, except as permitted by Section 3 of this Agreement, Employee shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity. For a period of two (2) years following termination of employment for any reason, Employee shall not directly or indirectly (i) engage or otherwise be involved in the recruitment or employment of any Employer employee or, (ii) solicit or render any service directly or indirectly to any other person or entity with regard to soliciting any customer of the Employer during the two (2) year period prior to termination of employment with respect to products or services competitive with products or services of Employer. Employee shall at no time during or after employment disclose to any person, other than Employer, or otherwise use any information of or regarding Employer except on behalf of Employer, nor communicate, publish, or otherwise transmit, in any manner whatsoever, untrue information or negative, competitive, personal or other information or comments regarding Employer. In addition, Employee agrees that all lists, materials, books, files, reports, correspondence, records and other documents and information ("Employer Materials") used, prepared or made available to Employee, shall be and shall remain the property of Employer. Upon the termination of employment of Employee or the expiration of this Agreement, whichever is earlier, all Employer Materials shall be immediately returned to Trans-Lux Corporation, and Employee shall not make or retain any copies thereof, nor disclose or otherwise use any information relating to said Employer Materials to any other party. As used herein the term Employer shall include Employer, Employer's subsidiaries and affiliates, and any individuals employed or formerly employed by any of them. Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enjoin Employee from any breach of this Agreement, but nothing herein contained shall be construed to prevent Employer from pursuing such other remedies as Employer may elect to invoke. In addition to the obligations of the Employee contained in this Agreement, Employee agrees to be bound by the provisions contained in Exhibit A to this Agreement.

        8. In the event any provision of Section 7 of this Agreement shall be held invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

        9. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

       l0. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and served personally or sent by United States certified or registered mail, return receipt requested, or overnight courier such as Federal Express or Airborne to her address as stated on Employer's records, in the case of Employee, or to the office of Trans-Lux Corporation, attention of the Chairman, Vice Chairman of the Board or President, ll0 Richards Avenue, Norwalk, Connecticut 06856-5090, in the case of Employer, or such other address as designated in writing by the parties.

       ll. This Agreement shall be construed in accordance with the laws of the State of New York.

       l2. This instrument contains the entire agreement between the parties and supersedes as of January 1, 2000 the Employment Agreement between the parties dated January 1, 1997 except for any Bonus for 1999 payable in 2000 in accordance with paragraph 4(d) of such agreement. It may not be changed, modified, extended or renewed orally except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.

        IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year above written.


                                        TRANS-LUX CORPORATION


                                        By: /s/ Michael R. Mulcahy
                                          ---------------------------
                                           Executive Vice President

                                             /s/ Angela Toppi
                                           -------------------------
                                                Angela Toppi